Exhibit 99.1

FOR IMMEDIATE RELEASE

Dreams Reports First Quarter 2011 Financial Results

52% Increase in E-Commerce Revenues Drives First Quarter Revenues of $23.5 Million

PLANTATION, FL, May 16, 2011–Dreams, Inc. (NYSE Amex: DRJ), a multi-channel retailer focused on the licensed sports products industry, reported financial results for the first quarter ended March 31, 2011.

Financial Highlights: Q1 2011 vs. Q1 2010

•	Revenues up 42% to $23.5 million

•	E-commerce revenues up 52% to $16.8 million, largely driven by 61% increase in owned brands

•	Web syndication revenues up 51% to $5.7 million

First Quarter 2011 Financial Results

Total revenues in the first quarter of 2011 increased 42% to $23.5 million, compared to $16.5 million in the same year-ago quarter. The increase was mostly attributable to a 52% increase in e-commerce revenues, largely driven by a 61% increase in the company’s owned brands, led by www.FansEdge.com. Web syndication sites also contributed to the increase, with 56 websites generating a 51% increase in revenues to $5.7 million, as compared to $3.8 million in the same year-ago quarter.

Loss from operations was $2.0 million in the first quarter of 2011, compared to a loss of $1.1 million in the same year-ago quarter. The loss from operations was attributed to one-time charges associated with the downsizing of non-core operations, an increase in cost of sales due to carryover expenses from the robust holiday season, as well as the investment in various initiatives to further leverage the company’s multi-channel retail strategy. Such initiatives include the company’s mobile channel, photo store and auction platforms, as well as the necessary staff to accommodate the growing infrastructure.

Net loss in the first quarter of 2011 was $1.2 million or $(0.03) per share, compared to a net loss of $864,000 or $(0.02) per share in the same year-ago quarter.

Adjusted EBITDA was a loss of $348,000 in the first quarter of 2011, an improvement from an adjusted EBITDA loss of $541,000 in the same year-ago quarter (see definition and important discussion of this non-GAAP measure, below).

First Quarter 2011 Operational Highlights

•	Partnered with the Chicago Bulls to launch the team’s official online store, www.shop.bulls.com. This marks the company’s second NBA partnership.

•

Signed The Chicago Fire as the company’s first Major League Soccer franchise. Dreams will deliver a comprehensive solution by managing the team’s official online store as well as game day sales at The Chicago Fire’s 20,000 seat stadium.

•	JC Penney rolled out its Find more® smart fixture kiosk to over 120 select stores across the country, featuring Dreams’ Sports Fan Shop.

Management Commentary

“Our top-line results for the first quarter was driven by 52% organic growth in our proprietary e-commerce channel and led by our flagship FansEdge.com brand,” said Ross Tannenbaum, the president and CEO of Dreams. “Eight out of nine of our owned brands showed at least double digit year-over-year growth, demonstrating growing broad-market demand for our product offerings and a favorable user experience, particularly online.

“During the quarter we continued to leverage our web syndication portfolio, growing the business of our existing partners and continuing to add clients. Proactive steps taken to improve our FansEdge retail stores also positively impacted the quarter, with same-store-sales increasing 80%. These results reflect our ongoing efforts to enhance our product offerings, promote our in-store kiosks and cross-market with our online channel to generate growth.

“Our business, like most retailers, has been highly seasonal, with a greater portion of our revenues and operating profits occurring in the second half of the year, and primarily the fourth quarter. Looking to the rest of 2011, we will continue to invest in our growth, sell more of our manufactured items through our retail channels, leverage our purchasing power to reduce costs, expand our web syndication portfolio, and focus on e-commerce. We remain on track to achieve our stated 2011 financial goals of $140 million in total revenues, along with achieving another year of record EBITDA.”

Conference Call

Dreams will host a conference call at 5:00 p.m. Eastern time today to discuss its first quarter 2011 results. The company’s senior management will host the presentation, which will be followed by a question and answer period.

Date: Monday, May 16, 2011

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Dial-In Number: 888-669-0684

International: 201-604-0469

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and instruct you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

To listen to the live Webcast, please click www.visualwebcaster.com/event.asp?id=79602. A replay of the Webcast will be available for the next 90 days via Dreams’ Web site at www.dreamscorp.com.

Reconciliation of Non-GAAP Financial Measures

Regulation G, “Disclosure of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. The company provides two non-GAAP financial measures, “EBITDA” and “adjusted EBITDA.”

The company defines EBITDA as net income (loss) before interest, net, provision for income tax (benefit), depreciation and amortization. The company defines adjusted EBITDA as net income (loss) before interest, net, provision for income tax (benefit), depreciation and amortization, restructuring and severance costs, impairment charges, certain legal expenses, settlements and related costs outside the normal course of business, and certain other one-time charges and credits. The company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate the company’s performance. In the company’s opinion, these non-GAAP measures provide meaningful supplemental information regarding the company’s performance. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the company’s performance and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to the company’s historical performance. The company believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by institutional investors and the analyst community to help them analyze the health of the company’s business.

The differences between EBITDA, adjusted EBITDA and GAAP net income are as follows:

DREAMS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2011	2010
Net Income (Loss)	(1,246)	(864)
Non-controlling interest	(26)	—
Interest, net	124	345
Provision for income tax (benefit)	(856)	(576)
Depreciation and amortization	642	449

EBITDA	(1,362)	(646)
Restructuring and severance costs	32	—
Impairment charges	103	—
Certain legal expenses	140	60
Settlements and related costs	595	25
One-time charges and credits	144	20

Adjusted EBITDA	(348)	(541)

About Dreams, Inc.

Dreams, Inc. (NYSE Amex: DRJ) is a technology driven, multi-channel retailer focused on the sports licensed products industry. For more information, please visit www.DreamsCorp.com.

Important Cautions Regarding Forward Looking Statements

Statements contained in this press release, which are not historical facts, are forward-looking statements. The forward-looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such statements are indicated by words or phrases such as “anticipates,” “projects,” “management believes,” “Dreams believes,” “intends,” “expects,” and similar words or phrases. Forward looking statements made in the press release include, but are not limited to, statement made by Mr. Tannenbaum regarding the future activities and growth of the company, including that the company remains on track to achieve its 2011 financial goals of $140 million in total revenues, along with achieving record EBITDA. Such factors include, among others, the following: competition; seasonality; success of operating initiatives; new product development and introduction schedules; acceptance of new product offerings; franchise sales; advertising and promotional efforts; adverse publicity; expansion of the franchise chain; availability, locations and terms of sites for franchise development; changes in business strategy or development plans; availability and terms of capital including the continuing availability of our credit facility with Regions Bank or a similar facility with another financial institution; labor and employee benefit costs; changes in government regulations; and other factors particular to the company.

Company Contact:

David M. Greene

Senior Vice President

Tel 954-377-0002

dgreene@dreamscorp.com

Investor Relations:

Liolios Group, Inc.

Scott Liolios or Cody Slach

Tel 949-574-3860

info@liolios.com

DREAMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except per share data)

	March 31, 2011	December 31, 2010

ASSETS
Current assets:
Cash	$190	$440
Accounts receivable, net	3,856	9,898
Inventories	33,638	32,609
Prepaid expenses and deposits	2,201	2,166
Deferred tax asset	1,340	1,340

Total current assets	$41,225	$46,453
Property and equipment, net	5,425	5,538
Deferred loan costs	210	234
Other intangible assets, net	5,681	5,821
Goodwill, net	8,650	8,650
Other assets	9	9

Total assets	$61,200	$66,705

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,520	$14,477
Accrued liabilities	4,342	9,264
Current portion of long-term debt	300	323
Borrowings against line of credit	12,667	1,128
Deferred credits	384	1,622

Total current liabilities	$23,213	$26,814
Long-term debt, less current portion	1,668	1,694
Capital lease obligation	148	168
Long-term deferred tax liability	2,034	2,887

Total Liabilities	$27,063	$31,563

Stockholders’ equity:
Preferred stock authorized 10,000,000, issued and outstanding -0- shares	—	—
Common stock and additional paid-in capital, no par value; authorized 100,000,000 shares; shares issued and outstanding 44,632,487 and 44,107,464 shares as of March 31, 2011 and December 31, 2010, respectively	44,084	43,814
Treasury stock 38,400 issued as of March 31, 2011 and December 31, 2010	(46)	(46)
Accumulated deficit	(9,833)	(8,588)
Non-controlling interest in subsidiaries	(68)	(38)

Total stockholders’ equity	34,137	35,142

Total liabilities and stockholders’ equity	$61,200	$66,705

DREAMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE QUARTER ENDED MARCH 31, 2011 AND THE QUARTER ENDED MARCH 31, 2010.

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2011	2010
Revenues:
Manufacturing/Distribution	$3,279	$2,843
Retail	20,224	13,523
Other - Fees	28	178

Total Revenues	$23,531	$16,544
Expenses:
Cost of sales-mfg/distribution	$1,884	$1,719
Cost of sales-retail	10,983	7,335
Operating expenses	12,026	8,136
Depreciation and amortization	642	449

Total Expenses	$25,535	$17,639

(Loss) from operations	(2,004)	(1,095)
Interest (expense), net	(124)	(345)

(Loss) before income taxes	$(2,128)	$(1,440)
Provision for income tax benefit	856	576

Net (loss)	$(1,272)	$(864)
Loss attributable to non-controlling interest	26	—
Net (loss) attributable to Dreams, Inc.	(1,246)	(864)

(Loss) per share:
Basic: (Loss) per share	$(0.03)	$(0.02)
Weighted average shares outstanding – Basic	44,493,881	37,641,321
Diluted: (Loss) per share	$(0.03)	$(0.02)
Weighted average shares outstanding – Diluted	45,107,192	38,621,912